Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about

Behringer Harvard and its real estate

programs, please contact us at
866.655.3650.

Commentary & Highlights

Fund

•                  The five remaining properties in the Mid-Term Value-Enhancement Fund remain 100 percent leased and have minimal rollover exposure until 2010.

•                  Distributions through the first quarter continued to be paid at a 6 percent annualized rate of return based on a $10 per unit purchase price. The Fund’s distribution rate has remained unchanged since May 2004.

•                  During the second quarter, management will decide on reinvestment or distribution of the net sale proceeds from the sale of the Northpoint property in December 2006.

Financial Statements

•                  Rental revenue from continuing operations was approximately $1,076,000 during the first quarter of 2007 as compared to approximately $1,040,000 during the same period in 2006. Management expects the revenue to remain relatively constant in the near future.

•                  The Fund generated approximately $657,000 of net operating income (NOI) from continuing operations during the first quarter of 2007 as compared to approximately $624,000 of NOI during the same period in 2006. The increase in NOI can be attributed primarily to the increased rental revenue from rate increases.

•                  Net income during the first quarter of 2007 was approximately $234,000 as compared to approximately $112,000 during the same period in the prior year. This increase resulted primarily from lower general and administrative expenses for legal, tax preparation, and audit fees. Additionally, increased interest earned on the proceeds held in escrow from the sale of the Northpoint property, sold in December 2006, contributed to the increase in net income.

Market Conditions

•                  According to Torto Wheaton Research (TWR), a leading provider of commercial real estate research services, the overall occupancy rate for the U.S. office market at the end of the first quarter of 2007 was 87.3 percent. This is down slightly from the amount reported in the fourth quarter of 2006 but is 0.8 percent higher than the same period in 2006 and represents the second-highest occupancy rate during the past eight quarters.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)	Mar. 31, 2007	Dec. 31, 2006

Assets

Real estate

Land	$5,725	$5,725

Buildings, net	16,395	16,576

Total real estate	22,120	22,301

Cash and cash equivalents	1,895	2,643

Restricted cash	5,895	5,895

Accounts receivable, net	418	405

Prepaid expenses and other assets	34	25

Lease intangibles, net	4,086	4,316

Total assets	$34,448	$35,585

Liabilities and partners’ capital

Liabilities

Accounts payable	$32	$71

Payables to affiliates	39	51

Acquired below-market lease intangibles, net	281	304

Distributions payable	219	220

Accrued liabilities	1,066	1,725

Total liabilities	1,637	2,371

Partners’ capital

Limited partners — 44,000,000 units authorized; 4,309,444 units issued and outstanding at March 31, 2007, and December 31, 2006	32,811	33,214

General partners	-	-

Total partners’ capital	32,811	33,214

Total liabilities and partners’ capital	$34,448	$35,585

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	3 mos. ended	3 mos. ended
(in thousands)	Mar. 31, 2007	Mar. 31, 2006

Cash flows from operating activities:

Net income	$234	$112

Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:

Depreciation and amortization	387	461

Change in accounts receivable	(13)	(44)

Change in prepaid expenses and other assets	(9)	(11)

Addition of lease intangibles	-	(11)

Change in accounts payable	(39)	36

Change in accrued liabilities	(659)	200

Change in payables to affiliates	(11)	-

Cash (used in) provided by operating activities	(110)	743

Cash flows from investing activities:

Purchases of property and equipment	-	(76)

Cash used in investing activities	-	(76)

Cash flows from financing activities:

Redemption of limited partnership units	-	(197)

Distributions	(638)	(653)

Change in payable to affiliates	-	8

Cash used in financing activities	(638)	(842)

Net change in cash and cash equivalents	(748)	(175)

Cash and cash equivalents at beginning of period	2,643	3,032

Cash and cash equivalents at end of period	$1,895	$2,857

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended
(in thousands, except per unit amounts)	Mar. 31, 2007	Mar. 31, 2006

Rental revenue	$1,076	$1,040

Expenses

Property operating expenses	165	215

Real estate taxes	217	160

Property and asset management fees	71	74

General and administrative	92	142

Depreciation and amortization	393	389

Total expenses	938	980

Interest income	94	4

Income from continuing operations	232	64

Income from discontinued operations	2	48

Net income	$234	$112

Net income allocated to general partners	$-	$-

Net income allocated to limited partners	$234	$112

Weighted average number of limited partnership units outstanding	4,309	4,408

Net income per limited partnership unit-basic and diluted

Income from continuing operations	$0.05	$0.02

Income from discontinuing operations	-	0.01

Basic and diluted net income per limited partnership unit	$0.05	$0.03

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by generally accepted accounting principals (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2007, and December 31, 2006, and our unaudited, consolidated results of operations and cash flows for the periods ended March 31, 2007, and 2006. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended
(in thousands)	Mar. 31, 2007	Mar. 31, 2006

Rental revenue	$1,076	$1,040

Operating expenses

Property operating expenses	165	215

Real estate taxes	217	160

Property and asset management fees	71	74

Less: Asset management fees	(34)	(33)

Total operating expenses	419	416

Net operating income	$657	$624

RECONCILIATION OF NOI TO NET INCOME

Net operating income	$657	$624

Less: General & administrative	(92)	(142)

Depreciation & amortization	(393)	(389)

Asset management fees	(34)	(33)

Add: Interest income	94	4

Income from discontinued operations	2	48

Net income	$234	$112

Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to GAAP net income has been provided.

Published 05/07 • IN
© 2007 Behringer Harvard	101403

PRESORTED FIRST-CLASS MAIL U.S. POSTAGE PAID ADDISON, TX PERMIT NO. 36

15601 Dallas Parkway, Suite 600 Addison, TX 75001